                                                                      EXHIBIT 11
                                                                   (Page 1 of 2)
TURNER BROADCASTING SYSTEM, INC.
COMPUTATION OF PRIMARY EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                     SEPTEMBER 30, 1995     SEPTEMBER 30, 1995
                                                                     ------------------     ------------------
Net income applicable to common stock                                      $ 39,756              $ 83,446
                                                                           ========              ========

Weighted average number of shares outstanding during the period             206,188               205,964

Add:      Common equivalent shares issuable assuming conversion of
                   Class C Convertible Preferred Stock                       74,382                74,382

          Shares issuable upon exercise of stock options                     17,008                17,008

Subtract: Shares which would have been purchased with proceeds
                   from exercise of such stock options                      (12,145)              (13,537)
                                                                           --------              --------


Weighted average number of common stock, common stock
          equivalents and converted shares outstanding                      285,433               283,817
                                                                           ========              ========

Weighted average number of Class A common shares and common
          stock equivalents                                                  68,330                68,330
                                                                           ========              ========

Weighted average number of Class B common shares and common
          stock equivalents                                                 217,103               215,487
                                                                           ========              ========

Earnings per share and common stock equivalent of Class A
          and Class B Common Stock                                         $   0.14              $   0.29
                                                                           ========              ========

                                                                      EXHIBIT 11
                                                                   (Page 2 of 2)
TURNER BROADCASTING SYSTEM, INC.
COMPUTATION OF FULLY-DILUTED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                     SEPTEMBER 30, 1995     SEPTEMBER 30, 1995
                                                                     ------------------     ------------------
Net income applicable to common stock                                      $ 39,756              $ 83,446

Add:      Interest expense on zero coupon subordinated convertible
                   notes due 2007                                             3,638                12,580
          Interest expense on 6.5% convertible notes                            473                 1,418

Subtract: Additional income taxes                                            (1,640)               (5,585)
                                                                           --------              --------

Adjusted net income applicable to common stock                             $ 42,227              $ 91,859
                                                                           ========              ========

Primary weighted average number of shares outstanding                       285,433               283,817

Add:      Common equivalent shares issuable assuming conversion of
                   convertible notes due 2007                                 7,440                 7,440

          Change in shares due to options assumed converted using the
                   end of period market value                                   788                 2,180

          Common equivalent shares issuable assuming conversion of 6.5%
                   convertible notes                                          1,661                 1,661
                                                                           --------              --------

Weighted average number of common stock, common stock
          equivalents and convertible shares, assuming full dilution        295,322               295,098
                                                                           ========              ========

Weighted average number of Class A common shares and common
          equivalents and convertible shares, assuming full dilution         68,330                68,330
                                                                           ========              ========

Weighted average number of Class B common shares and common
          equivalents and convertible shares, assuming full dilution        226,992               226,768
                                                                           ========              ========

Earnings per share and common stock equivalent of Class A
          and Class B Common Stock                                         $   0.14              $   0.31
                                                                           ========              ========



This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.